UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 15, 2014
Date of Earliest Event Reported: April 14, 2014

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street
Suite 250
Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 14, 2014, Vertex Energy, Inc. (the “Company”, “Vertex”, “we” or “us”) entered into a First Amendment (the “First Amendment”) to that certain Asset Purchase Agreement entered into on March 17, 2014 (the “Asset Purchase Agreement”) by and among the Company, Vertex Refining LA, LLC and Vertex Refining NV, LLC, both wholly-owned subsidiaries of the Company, Omega Refining, LLC,  Bango Refining NV, LLC and Omega Holdings Company LLC, as previously reported in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 19, 2014.

Pursuant to the First Amendment, the parties to the Asset Purchase Agreement extended the required closing date of the transactions contemplated by the initial closing of the Asset Purchase Agreement from April 15, 2014 to April 30, 2014.

The closings contemplated by the Asset Purchase Agreement are subject to the satisfaction of certain customary closing conditions, including, but not limited to Vertex raising the funds required to complete the acquisition, which may not be available on favorable terms, if at all.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

2.1(1)	Asset Purchase Agreement by and among Vertex Energy, Inc., Vertex Refining LA, LLC, Vertex Refining NV, LLC, Omega Refining, LLC, Bango Refining NV, LLC and Omega Holdings Company LLC (March 17, 2014)
2.2*
First Amendment to Asset Purchase Agreement by and among Vertex Energy, Inc., Vertex Refining LA, LLC, Vertex Refining NV, LLC, Omega Refining, LLC, Bango Refining NV, LLC and Omega Holdings Company LLC (April 14, 2014)

(1) Filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 19, 2014, and incorporated herein by reference.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: April 15, 2014	By: /s/ Chris Carlson
Chris Carlson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1(1)	Asset Purchase Agreement by and among Vertex Energy, Inc., Vertex Refining LA, LLC, Vertex Refining NV, LLC, Omega Refining, LLC, Bango Refining NV, LLC and Omega Holdings Company LLC (March 17, 2014)
2.2*
First Amendment to Asset Purchase Agreement by and among Vertex Energy, Inc., Vertex Refining LA, LLC, Vertex Refining NV, LLC, Omega Refining, LLC, Bango Refining NV, LLC and Omega Holdings Company LLC (April 14, 2014)

(1) Filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 19, 2014, and incorporated herein by reference.

* Filed herewith.